                                   EXHIBIT 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SAID STATE SECURITIES LAWS OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SAID STATE SECURITIES LAWS.


                          WANDERLUST INTERACTIVE, INC.
                        WARRANT TO PURCHASE COMMON STOCK


         WANDERLUST INTERACTIVE, INC, a Delaware corporation ("Company"), certifies that _________ ("Holder"), is entitled to purchase from Company, at any time during the period set forth in Section 2.1 hereof, up to a maximum of ______ fully paid and nonassessable shares (the "Shares") of Company's common stock, $0.01 par value per share (the "Common Stock"), for a price per share equal to the Purchase Price (as hereafter defined).

         This Warrant and the Common Stock issuable upon exercise hereof are subject to the terms and conditions hereinafter set forth:

        1. Definitions. As used in this Warrant, the following terms shall mean:

                1.1 "Issuance Date" - December 16, 1997, the effective date of the original issuance of this Warrant.

                1.2 "Purchase Price" - $0.625 per share of the Company's Common Stock.

                1.3 "Subscription Form" - The form attached to this Warrant as Exhibit A.

                1.4 "Warrant" - This Warrant or any warrant delivered in substitution or exchange therefor as provided herein.

         2.       Exercise.

                  2.1 Time of Exercise. This Warrant may be exercised at the office of Company in whole or part at any time commencing on the Issuance Date and terminating on December 31, 2004.

                  2.2 Manner of Exercise. Subject to the provisions of Section
2.3 hereof, this Warrant is exercisable at the Purchase Price per share of Common Stock issuable hereunder payable in cash or by check, payable to the order of Company, or by cancellation of any then existing indebtedness owed by Company to the Holder, or any combination thereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price for the Shares purchased at Company's principal executive offices in California, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or part, during any period in which this Warrant may be exercised as set forth above.

                  2.3 Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, that number of shares of Common Stock equal to the value of this Warrant, or any portion hereof, by the surrender of this Warrant, or such portion, to the Company, with the annexed Subscription Form duly executed by Holder, at the principal executive offices of the Company. Thereupon, the Company shall issue to such Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                       X = Y (A-B)
                                           _______
                                             A

              where    X   =   the number of shares of Common stock to be
                               issued to Holder pursuant to this Section 2.3;

                       Y       = the number of shares of Common
                               Stock covered by this Warrant in
                               respect of which the net issue
                               election is made;

                       A       = the "fair market value" of one
                               share of Common Stock, at the time
                               the net issue election is made; and

                       B       = the Purchase Price in effect under
                               this Warrant at the time the net
                               issue election is made.

The term "fair market value" of one share of Common Stock on any date shall mean the average of the daily closing prices for a share of Common Stock on the five consecutive trading days commencing 10 business days before the date upon which this Warrant, with the annexed Subscription Form duly executed, is received by the Company. The closing price for each day shall be: (i) the average of the last reported sales prices on the specified days (or if there is no reported sale on any such trading date, the average of the closing bid and asked prices on such trading date) if the Common Stock shall be listed or admitted to trading on any national securities exchange; (ii) the closing price, if reported, or if the closing price is not reported, the average of the closing bid and asked prices, as reported by the Nasdaq SmallCap Market(sm) or similar source or, if no such source exists, as furnished by two members of the National Association of Securities Dealers, Inc., selected by the Company for that purpose, on the specified dates if the Common Stock is not traded or admitted to trading on Nasdaq. In the event that clause (iii) in the immediately preceding sentence is applicable, the Board of Directors of the Company shall promptly respond in writing to any inquiry by the Holder hereof as to the fair market value of one share of Common Stock.

                  2.4 Delivery of Stock Certificates. As soon as practicable, but not exceeding 10 business days, after exercise of this Warrant, Company, at its expense, shall cause to be issued in the name of the Holder and deliver to the Holder a certificate for the number of fully paid and nonassessable Shares so purchased.

                  2.5 Record Date of Transfer of Shares. Irrespective of the date of issuance and delivery of certificates for any Shares of Common Stock or other securities issuable upon the exercise of this Warrant, each person in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the Shares of Common Stock or other securities represented thereby immediately prior to the close of business on the date on which a duly executed Subscription Form containing notice of exercise of this Warrant and payment for the number of Shares as to which this Warrant shall have been exercised shall have been delivered to Company.

         3. Adjustments. In the event that the outstanding shares of Common Stock of Company are at any time increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such shares of Common Stock, appropriate adjustments in the number, kind and price of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had the Holder owned immediately prior to the occurrence of such event the number of shares of Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and Company will notify the Holder of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

         4.       Transfer of Warrant and Shares.

                  4.1 Restrictions on Transfer. The Holder, by the Holder's acceptance hereof, represents, warrants, covenants, and agrees that (a) the Holder has knowledge of the business and affairs of Company, and (b) this Warrant and the Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution hereof, and that absent an effective registration statement under the Securities Act of 1933, as amended ("1933 Act"), covering the disposition of this Warrant or the Shares issued or issuable upon exercise of this Warrant, they will not be sold, transferred, assigned, hypothecated or otherwise disposed of without first providing Company, if Company so requests, with an opinion of counsel, reasonably satisfactory to Company, to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the 1933 Act, and the Holder consents to Company making a notation in its records or giving to any transfer agent of the Warrant or the Shares an order to implement such restriction on transferability. Subject to the foregoing, this Warrant is transferable and may be assigned or hypothecated from the date hereof. Upon surrender of this Warrant to the Company at its principal office with the Subscription Form annexed hereto duly executed and funds sufficient to pay any transfer tax, Company shall, without charge, execute and deliver a new Warrant in the name of the assignees named in such instrument of assignment and this warrant shall promptly be canceled.

         5. Payment of Taxes. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Shares into any name other than that of the Holder surrendered in connection with the purchase of such Shares, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to Company's satisfaction that no tax or other charge is due.

         6. Reservation of Common Stock. Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof.

         7. Piggyback Registration Rights. Company acknowledges and agrees that the Holder will have the following "piggyback" registration rights with respect to the Shares of Common Stock purchased by the Holder pursuant to the Holder's exercise of this Warrant:

                  (a) If any time Company proposes to register any of its shares of Common Stock under the 1933 Act (other than in connection with a merger, acquisition or exchange offer or pursuant to Form S-8 or successor form), Company will give written notice, by registered mail, at least 30 days prior to the filing of such registration statement to the Holder of its intention to do so. Upon written request of the Holder given within 15 days after receipt of any such notice of the Holder's desire to include any of the Shares purchasable by the Holder pursuant to this Warrant in such proposed registration statement, Company shall afford the Holder the opportunity to have such Shares registered under such registration (subject to any underwriter's approval thereof). The "piggyback" registration rights described in this Section 7(a) shall terminate as to any Shares elected to be purchased by Holder on the date which is two years after the issuance of such Shares. Any sales of such Shares by the Holder pursuant to such registration statement shall be effected through the underwriter of such registered offering, if any, and the Holder shall compensate the underwriter in accordance with its customary compensation practices.

                  (b) Notwithstanding anything to the contrary contained in the provisions of this Section 7, Company shall have the right at any time after it shall have given written notice pursuant to this Section 7 (irrespective of whether a written request for inclusion of any such Shares shall have been made by the Holder) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  (c) Company shall indemnify and hold harmless the Holder from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by Company under the 1933 Act by reason of this Section 7, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder (or the authorized representatives or agents of the Holder) expressly for use therein, which indemnification shall include each person, if any, who controls the Holder within the meaning of the 1933 Act and each officer, director, employee and agent of the Holder; provided, however, that the indemnification in this Section 7(c) with respect to any prospectus shall not inure to the benefit of the Holder (or to the benefit of any person controlling the Holder) on account of any such loss, claim, damage or liability arising from the sale of such Shares by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder of such Shares by Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser of such Shares prior to such sale; and provided further that Company shall not be obligated to so indemnify the Holder of such Shares or any other person referred to above unless the Holder or such other person, as the case may be, shall at the same time indemnify Company, its directors, each officer signing the registration statement and each person, if any, who controls Company within the meaning of the 1933 Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished in connection with such public offering or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to Company by Holder of such Shares expressly for use therein.

                  (d) If for any reason the indemnification provided for in
Section 7(c) above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                  (e) All expenses, filing fees and other costs incurred by Company in connection with any registration of securities pursuant to this
Section 7 (exclusive of underwriting discounts and selling commissions applicable to any sale of registered securities) shall be borne by Company.

                  (f) In the case of any registration effected by Company pursuant to the provisions of this Section 7, Company will: (i) furnish to the Holder of such Shares such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of such Shares owned by the Holder, and (ii) notify the Holder of such Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         8. Notices.

                  8.1 Notices to be Given. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, Company intends to issue a cash dividend, then Company shall give written notice of such issuance of such cash dividend to the Holder at least 15 days prior to the date fixed for issuance of such cash dividend.

                  8.2 Addresses. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

                           (a)      If to Holder:

                                    -------------------------

                                    -------------------------

                                    -------------------------

                                    -------------------------

                                    Attn: -------------------

                           (b)      If to Company:

                                    Wanderlust Interactive, Inc.
                                    5301 Beethoven Street, Suite 255
                                    Los Angeles, CA  90066
                                    Attn:  Jay Smith, III, Chief
                                           Executive Officer

         9. Miscellaneous.

                  9.1 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  9.2 Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

                  9.3 Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  9.4 Headings. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

           IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer, and this Warrant to be dated as of December 16, 1997.

                                      WANDERLUST INTERACTIVE, INC.


                                      By:
                                         ---------------------------------------
                                         Jay Smith, III, Chief Executive Officer

                                    EXHIBIT A

                                SUBSCRIPTION FORM



To: Wanderlust Interactive, Inc.


           The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant for, and to purchase under that Warrant, ________ shares of Common Stock of Wanderlust Interactive, Inc., a Delaware corporation, and herewith makes payment of ________ ($____) for those shares, and requests that the certificates for those shares be issued in the name of ____________ and delivered to ____________ whose address is _____________.

Dated: _____________________


                                        _________________________________